                                                                   EXHIBIT 10.18




                            PRIME VENDOR AGREEMENT*



                                     BETWEEN



                          TENNESSEE PHARMACY PURCHASING
                                    ALLIANCE


                                       AND



                        D & K HEALTHCARE RESOURCES, INC.


    *Confidential portion omitted and filed separately with the Commission.

* indicates deleted material



                                  PRIME VENDOR
                                    AGREEMENT




         This Agreement ("Agreement") is made as of the 25th day of August, 1999, is by and between Tennessee Pharmacy Purchasing Alliance, ("TPPA") on its own behalf and on behalf of its member pharmacies ("Members"), and D & K Healthcare Resources, Inc., ("D & K").

         1. Prime Vendor. Subject to the terms and conditions hereof, TPPA and each of the Members hereby designate D & K as its Prime Vendor for pharmaceutical and OTC products for the Members. TPPA shall update changes to the list of Members at least quarterly. As used herein, Prime Vendor means the preferred supplier to fulfill at least ninety percent (90%) of the branded pharmaceutical (i.e. non-generic) requirements of the Members. D & K shall endeavor to supply all branded pharmaceutical products ordered by Members hereunder.

         2. Stocking Requests. D & K agrees to stock all routinely ordered source contract items for the Members. D & K will respond to all stocking requests on a timely basis. Upon receipt of a written request from Members that includes NDC number, monthly usage, and an order to cover the first shipment, D & K will immediately initiate the stocking and ordering process. Products are usually in stock and available for shipment within one (1) to three (3) weeks of the original request date.

         3. Contract Administration. To accelerate the contract loading and manufacturer confirmation process, Members shall provide D & K with the following contract information: NDC number, product description, negotiated price, effective dates, and vendor contract or reference number.

         4. Chargeback Denials by Manufacturers. D & K will make reasonable efforts to accurately maintain contract pricing agreements in its system including confirming both pricing and eligibility. If manufacturers deny chargeback claims to D & K, Members shall upon receipt of invoice from D & K, pay to D & K the amount of the denied chargeback. Prior to such invoicing, D & K will make reasonable efforts to recover the denied chargeback from the manufacturer.

         5. Orders. Telxon and Resource orders may be placed weekdays until 6:00 P.M. local time for next business day delivery. Telephone and fax orders may be placed with the Customer Service Department weekdays until 5:30 P.M. local time for next business day delivery.

         6. Deliveries. Orders will be delivered in a sealed, returnable plastic tote. A signature may be required by the individual accepting the shipment to verify the number of cartons received. D & K makes every effort to deliver all customer orders before 12:00 P.M., but in the event of an unreasonable delay in such delivery, D & K shall endeavor to provide notice.

7. Freight Terms. Freight will be F.O.B. destination (prepaid and absorbed by D & K) on all regularly scheduled deliveries to Members. D & K agrees to waive all daily minimum order requirements to qualify for prepaid freight. For special requests such as airfreight, express courier service, or bus shipments, D & K will ship prepaid and bill the freight charges on a separate invoice.

8. Information Services and Systems. D & K maintains a decentralized Information Services Department to ensure technical assistance is readily available to its customers. Experienced personnel are staffed locally at each Division to provide the day-to-day and developmental support needed to keep both D & K and its customers on the leading edge of technological change. A partial list of D & K's technology offerings follows:

         A. RESOURCE: D & K'S Resource order management software has many advanced features designed to automate the order creation, transmission, and confirmation process. The system provides product availability information and reduces acquisition cost by ensuring contract compliance. For example, prior to transmission, the system will scan the order to identify items for which there is either a lower cost, or a contract alternative. The D & K Resource order management system is feature rich and considered to be one of the easiest to use among all ordering systems on the market today. Resource operated on any IBM compatible 486 or better computer using MS-DOS with 4M of RAM. Key system features include:

                  -   Order by item number, NDC number or description
                  -   Stock status
                  -   AB ratings
                  -   Generic equivalent search
                  -   Order confirmation within 20 minutes
                  -   Contract compliance and best price scanning
                  -   Purchase history
                  -   Report package
                  -   Import from Telxon or pharmacy system
                  -   Inventory capability
                  -   Daily price updates

         B. Customized Management Reports: D & K has a variety of customized management reports available to its customers. Such reports include, but are not limited to: DEA reports, history reports, price changes, contract compliance, etc. D & K will work with TPPA to develop customized reports as may reasonably be requested by TPPA.

         C. Physical Inventory Assistance: D & K will make two physical inventory options available to Members. Resource and mainframe programs. Additional Telxons will be provided, as well as inventory preparation training. System features include:

                  i.       Whole or partial units may be entered
                  ii. Inventory printed in transmission or department sequence
                  iii. Inventory report includes: item number, average wholesale price (AWP), customer cost, customer retail price gross margin dollars, and percent by department.
                  iv. Multiple transmissions combined into single inventory report

         D. Business Reviews: D & K recommends semi-annual meetings as an opportunity to formally review the performance of the Agreement to ensure maximum economic benefit is being realized by the trading partners, to explore mutually beneficial programs, and to establish specific action items for the next period.

9.       Prime Vendor Services. D & K shall provide the following services to
         Members.

         A. Customer Service Department: D & K's customer service department is professionally staffed from 8:00 A.M. to 6:00 P.M. local time excluding weekends and holidays.

         B.       Emergency Orders: D & K provides twenty-four (24) hour, seven
                  (7) day-a-week emergency delivery service in life-threatening situations. Members will be provided with emergency telephone and pager numbers.

         C. Drop-Ship Service: D & K shall provide drop-ship service to Members upon request. Manufacturers will typically call for authorization to bill through D & K and approval will be promptly given. Manufacturer drop-ship invoices will be promptly processed by D & K within two business days of receipt.

         D. Price Stickers: D & K offers multiple encoded price sticker formats for both Rx and OTC products. Information provided on the sticker is AWP, net landed price, quantity purchased, date purchased and the D & K item number.

         E. Shelf Labels. D & K will provide scannable shelf labels upon request.

         F. Material Safety Data Sheets: D & K will provide Material Safety Data Sheets (MSDS) upon request.

10. Pricing. The prices for products supplied hereunder are set forth in the attached Schedule B. All prices quoted in this Agreement and all other obligations of D & K described herein are based on the agreement that TPPA has designated, and the Members will utilize, D & K as its and their Primary Vendor.

11. Definitions of Cost. For this Agreement, the following definitions of costs will apply:

         Individual Contracts: TPPA contract items purchased by D & K through API will be priced at*.

         Net-Priced Items: D & K offers a selected group of net-priced products, including non-contract generic vendor items, special promotional and drop-ship merchandise. Net priced generic items will not effect contract generic pricing. A listing of net-priced items is available separately and is included in the D & K catalog.

         Other Items: For the purpose of this Agreement, items not covered under buying group, individual contracts, or net-priced, cost is defined to be the manufacturer's scheduled price, including promotions, special contract pricing, volume discounts and free goods, but excluding cash discounts. Off invoice allowances and free goods are subject to manufacturers' promotional calendars and may be subject to minimum order quantities.

12. Credits. Credit for returned goods will be processed within five days of receipt of the merchandise. Credit for billing errors or mispicks is processed immediately. A copy of the credit memo will be sent with the Member's next order. Returns authorization requests may be transmitted electronically via Telxon at the Member's convenience.

13. Return Goods Policy. D & K's Return Goods Policy is attached hereto as Schedule C. D & K reserves the right to change such policy upon thirty
         (30) days prior written notice to TPPA.

14. Medicare/Medicaid. TPPA and Members acknowledge that any discounts or rebates to it hereunder on items reimbursable by Medicare or a state healthcare program such as Medicaid, may be reportable under applicable law by TPPA and Members to federal or state healthcare authorities respectively.

15. No Warranty. D & K makes no representation or warranty of merchantability, fitness for a particular purpose, or otherwise, expressed or implied, with respect to any products; and TPPA and the Members acknowledge and agree that any representations or warranties that relate to any products are made only by the manufacturer of such products. TPPA and the Members acknowledge and agree that its sole recourse for the breach of any such manufacturer's representation and warranty is against the manufacturer.

16. No Liability. Notwithstanding anything in this Agreement to the contrary, D & K shall have no liability for any special incidental, indirect or consequential damages, including, without limitation, loss of opportunity, revenue or profit, in connection with or arising out of this Agreement or D & K's performance hereunder, even if such damages were foreseeable.




    *Confidential portion omitted and filed separately with the Commission.

17. Extension of Credit. D & K shall extend credit subject to Members furnishing evidence of financial responsibility, posting of security, and execution of a security agreement and other documents as D & K may require from time to time. Notwithstanding the foregoing, if at anytime, or from time to time, D & K believes that a Member's ability to make payments hereunder is impaired or a Member's financial condition has materially deteriorated, D & K may require additional security and may withhold deliveries until such security is received and may amend the payment terms hereunder. Members shall abide by D & K's standard credit terms and conditions.

18. Term. The term of this Agreement will be for a period of three (3) years, commencing as of the date first set forth above, and, unless sooner terminated as provided below, shall renew automatically thereafter for successive one (1) year periods, unless written cancellation notice is provided by either party at least thirty (30) days prior to the end of the initial term.* Either party may terminate this Agreement if the other party is in breach of any of its obligations hereunder and fails to cure such breach within ninety (90) days (fifteen (15) days for failure to make payments when due) after receipt of notice of such breach; and D & K may terminate this Agreement at any time if TPPA or its assets (whether voluntarily or involuntarily) become the subject of any bankruptcy or insolvency proceeding or if TPPA makes an assignment for the benefit of its creditors.

19. Delays. Notwithstanding any provision of this Agreement to the contrary, each party's obligations under this Agreement (other then Member's payment obligations) will be excused if and to the extent that any delay or failure to perform such obligation is due to acts of nature, governmental actions, strikes or labor disputes or other causes or situations beyond the reasonable control of that party.

20. Confidentiality. Each party agrees to maintain in confidence the terms and conditions herein, and disclose the contents of this Agreement only to those within its organization who have a reasonable need to know of such information, except as otherwise agreed by the other party or as required by law.

21. Taxes. Members will pay, when due, any sales, use, excise, gross receipts or other federal, state local taxes or other assessments (other than any tax based solely on the net





    *Confidential portion omitted and filed separately with the Commission.

         income of D & K) and related interest and penalties that D & K is at any time obligated to pay or collect in connection with or arising out of the transactions, contemplated by this Agreement. If D & K pays any such amounts which a Member is obligated to pay under this section, then such Member will promptly reimburse D & K in an amount equal to the amount so paid by D & K.

22. Insurance. D & K will at all times during the term of this Agreement maintain product liability insurance at levels not less than two million dollars ($2,000,000.00), and will provide TPPA with a certificate confirming such insurance coverage promptly following request for same. Such policies will include TPPA as an additional named insured.

23. Severability. The unenforceability or invalidity of any term or provision herein, or of any portion thereof, will not affect the validity of enforceability of any other term or provision, or portion thereof, herein contained.

24. Assignment. This Agreement may not be assigned by either party without the express written consent of the other party, except that either party may assign this Agreement to another party that wholly owns it, which it wholly owns or which is under common ownership with such party.

25. Governing Law. This Agreement shall be construed and enforced under the law of the State of Missouri without regard to its conflict of laws principles.

26. Notices. All notices under this Agreement shall be in writing and shall be deemed duly given on the date received, if personally delivered, sent by facsimile transmission, or by overnight courier, and addresses to the parties at the following addresses:


         If to TPPA to:

         Tennessee Pharmacy Purchasing Alliance
         107 Music City Circle, Suite 202
         Nashville, TN 37214
         Attention: Glynn Williams, CEO
         Fax:       (615) 872-9095
         Phone:     (615) 872-8880

         If to D & K to:

         D & K Healthcare Resources, Inc.
         8000 Maryland Avenue, Suite 920
         St. Louis, MO  63105
         Attention: Martin Wilson, President
         Fax:       (314) 727-5759
         Phone:     (314) 722-3485

     28. Headings. The headings of this Agreement are used only as a matter of convenience, and in no way define limit, construe or describe the scope or intent of any section of this Agreement.

     29. Representation. TPPA represents and warrants that it is authorized to act on behalf of its members.

     30. Incorporation of Request for Proposals (RFP). All terms, covenants and representations contained in D & K's response to TPPA's request for proposals (see Schedule A) and information provided to TPPA during site visits and presentation prior to the award of this Agreement (collectively the "RFP Information") are expressly included in this Agreement. In the event that the terms of this Agreement and the RFP Information conflict, the terms of this Agreement shall control. Other than the RFP Information, this Agreement and its Exhibits supersede any and all agreements, either oral or written, between the parties to this Agreement with respect to the subject matter contained in the Agreement, and contains all of the covenants and agreements with respect to the purchase and sale of Products within the scope of this Agreement.

     31. Change of Control. In the event that a third party acquires all or substantially all of the outstanding voting stock of D & K, then TPPA shall have the right to terminate this Agreement upon thirty
              (30) days advance written notice to D & K or such third party acquirer as applicable, at any time following the effective date following the closing of such acquisition.


     In Witness Whereof, the parties have caused this Agreement to be executed by authorized representatives.




D & K HEALTHCARE RESOURCES, INC.          TENNESSEE PHARMACY
                                          PURCHASING ALLIANCE


BY:  J. Hord Armstrong, III               BY:      Glenn Williams
     ------------------------------           -------------------------------
ITS: Chairman and CEO                     ITS:     Board Chairman
     ------------------------------           -------------------------------
DATE:   8/25/99                           DATE:    8/25/99
     ------------------------------           -------------------------------

                                   SCHEDULE A




                   "TENNESSEE PHARMACIST PURCHASING ALLIANCE"



                          TENNESSEE PHARMACY COALITION



                                 JUNE 11, 1999




                           ***REQUEST FOR PROPOSAL***

                          TENNESSEE PHARMACY COALITION
                    TENNESSEE PHARMACIST PURCHASING ALLIANCE

                              REQUEST FOR PROPOSAL

GENERAL INFORMATION

I.  WHOLESALER INFORMATION

a)     Provide the name and address of your corporation.


         D&K HEALTHCARE RESOURCES, INC.



         CORPORATE OFFICE:                  8000 MARYLAND AVENUE
                                            SUITE 920
                                            ST. LOUIS, MISSOURI   63105

         CAPE GIRARDEAU DIVISION:           1823 RUST AVENUE
                                            CAPE GIRARDEAU, MISSOURI   63703

         LEXINGTON DIVISION:                516 WEST FOURTH STREET
                                            LEXINGTON, KENTUCKY   40508

b) Provide the address and primary contact for all correspondence and notices.


       JIM LARGENT
       DIVISION VP & GENERAL MANAGER - CAPE GIRARDEAU DIVISION
       1823 RUST AVENUE
       CAPE GIRARDEAU, MISSOURI   63703
       (800) 851-3814

c) List all key personnel, contacts and addresses. Please include name, title, telephone number, fax number and e-mail address.


       PLEASE REFER TO EXHIBIT 1 FOR A COMPLETE LIST OF KEY CONTACTS FOR BOTH THE CAPE GIRARDEAU AND LEXINGTON DIVISIONS. PLEASE REFER TO EXHIBIT 2 FOR A LIST OF D&K'S MANAGEMENT TEAM.



D&K Healthcare Resources, Inc.                                          Proposal
July 15, 1999                                                        Page 1 of 3

d)     Provide an outline of your customer service program.

       EACH D&K DISTRIBUTION CENTER IS STAFFED WITH AN EXPERIENCED CUSTOMER SERVICE TEAM CONSISTING OF HIGHLY TRAINED REPRESENTATIVES WHO ARE WELL PREPARED TO PROVIDE TPC/TPPA MEMBER PHARMACIES WITH THE SUPPORT THEY NEED. OUR TOLL-FREE NUMBERS WILL ACCESS OUR CUSTOMER SERVICE DEPARTMENTS DIRECTLY FOR ASSISTANCE WITH:

       -  PRODUCT INFORMATION AND AVAILABILITY
       -  DROP SHIP SERVICE
       -  EMERGENCY ORDERS
       -  MATERIAL SAFETY DATA SHEETS
       -  PRICE STICKER
       -  SHELF LABELS

       CUSTOMER SERVICE DEPARTMENT - CAPE GIRARDEAU DIVISION
       PHONE:   (800) 851-3814
       HOURS:   MONDAY THROUGH THURSDAY:  8:00 AM - 6:00 PM (CT)
                FRIDAY:  8:00 AM - 5:00 PM (CT)

       CUSTOMER SERVICE DEPARTMENT - LEXINGTON DIVISION
       PHONE:   (800) 333-9397
       HOURS:   MONDAY THROUGH FRIDAY 8:00 AM - 5:30 PM (ET)

e) If you are chosen as our Prime Vendor we will need one contact person for all divisions for resolving any problems that may arise.

       CONTACT FOR CAPE GIRARDEAU DIVISION:        JIM LARGENT
                                                   DIVISION VP & GENERAL MANAGER

       CONTACT FOR LEXINGTON DIVISION:             GARY EADIE
                                                   DIRECTOR OF SALES




D&K Healthcare Resources, Inc.                                          Proposal
July 15, 1999                                                        Page 2 of 3

II.  SERVICES AND PROGRAMS

a) MANAGING INVENTORY: Propose an effective program to manage store inventories. Include in your proposal methods to control inventory shrink, reduce outdates, improve store turns and to shorten days of inventory and discuss what tools would be available. Please provide data on current service levels.


       D&K HAS PROPOSED OUR PARTNERS PROGRAM AS THE INVENTORY MANAGEMENT SOLUTION FOR TPC/TPPA MEMBER PHARMACIES. THIS ADVANCED SOFTWARE PROGRAM IS THE PROVEN SYSTEM TO CONTROL INVENTORIES, REDUCE OUTDATES, AND IMPROVE INVENTORY TURNS IN THE FAST PACED COMMUNITY PHARMACY SETTING. IT IS THE ONLY STATISTICALLY BASED, AUTOMATED INVENTORY REPLENISHMENT PROGRAM CURRENTLY IN USE TODAY BY INDEPENDENT PHARMACIES. D&K HAS HAD THIS FULLY FUNCTIONING PROGRAM IN PLACE AND OPERATING IN CUSTOMER PHARMACIES FOR THE PAST TWO YEARS. PARTNERS IS THE ONLY PROGRAM IN USE IN THE MARKET TODAY THAT IS FULLY AUTOMATED AND USES HISTORICAL DISPENSING/USAGE DATA TO PRODUCE ORDERS BASED ON PROJECTED DEMAND. PARTNERS CONTROLS INVENTORY BY UTILIZING TWENTY-FOUR (24) MONTHS OF PRODUCT MOVEMENT HISTORY FROM THE STORE'S PHARMACY SYSTEM WHICH IS DOWNLOADED INTO THE D&K AS/400 COMPUTER. TO GET STARTED, D&K WILL TAKE A PHYSICAL INVENTORY TO DETERMINE INVENTORY BALANCES IN DISPENSING UNIT OF MEASURE. WITH THESE INVENTORY BALANCES AND PRIOR 24 MONTHS DEMAND DOWNLOADED TO OUR AS/400, PLUS RECEIVING A DAILY PRODUCT USAGE TRANSMISSION FROM THE CLIENT PHARMACY SYSTEM, PARTNERS WILL ACCURATELY FORECAST DEMAND AND CREATE AN ORDER TO PROVIDE JUST-IN-TIME INVENTORY. PARTNERS IS DESIGNED TO REDUCE INVENTORY BY 25% WHILE INCREASING SERVICE LEVELS. PARTNERS WILL ALSO CUT LABOR COSTS BY MINIMIZING THE TIME SPENT BY THE PHARMACY STAFF ORDERING, CHECKING AND STOCKING PRODUCT. THE HIDDEN COSTS ASSOCIATED WITH RETURNING ORDERING ERRORS AND CARRYING EXCESS INVENTORY IS ALSO ELIMINATED.


       WITH BRANDED RX SERVICE LEVELS APPROACHING 100%, D&K TAKES PRIDE IN ITS ABILITY TO CONSISTENTLY DELIVER INDUSTRY LEADING FILL-RATE PERFORMANCE. D&K HAS INVESTED HEAVILY IN SOPHISTICATED INVENTORY CONTROL SYSTEMS TO PERPETUALLY TRACK ITS INVENTORY, ANALYZE DEMAND HISTORY AND ACCURATELY PROJECT FUTURE DEMAND TO ENHANCE FILL RATE PERFORMANCE. THE RESULT OF THIS COMPREHENSIVE INVENTORY MANAGEMENT SYSTEM ALLOWS D&K THE ABILITY TO CONSISTENTLY OFFER AN OVERALL FILL RATE THAT EXCEEDS 97.5%.



D&K Healthcare Resources, Inc.                                          Proposal
July 15, 1999                                                        Page 3 of 3

 b) VENDOR CONTRACTS: Vendor contracts are submitted by the manufacturer to a wholesaler contracts department. Explain your procedure for loading vendor contract prices. Include in your explanation how will the contract be verified, what time frame is involved, appointed contact personnel, and responsible parties for contract maintenance. What guarantee of performance do you have on TPC/TPPA's generic contracts?


       D&K TAKES GREAT PRIDE IN ITS ABILITY TO EFFECTIVELY PROVIDE CONTRACT ADMINISTRATION SUPPORT TO TPC/TPPA MEMBER PHARMACIES. UPON RECEIPT OF VENDOR CONFIRMATIONS, D&K IMMEDIATELY INITIATES THE CONTRACT LOADING OR UPDATING PROCESS. TO EXPEDITE THE PROCESS, D&K ACCEPTS VENDOR CONFIRMATIONS BY FAX OR EDI, IN ADDITION TO MAIL. THE CONTRACT ROLL-OVER PROCESS TAKES TWO WEEKS AND CAN BE REDUCED TO ONE WEEK WHEN RECEIVED VIA EDI. UPDATES RECEIVED BY 12:00 NOON ARE ROUTINELY LOADED THE SAME DAY AS RECEIVED AND ARE REFLECTED ON THAT EVENING'S INVOICES. D&K ALSO VERIFIES PHARMACY ELIGIBILITY TO MINIMIZE DENIED CHARGEBACKS. THE CONTRACT ADMINISTRATORS ARE KATHY LEE, CAPE GIRARDEAU DIVISION AND LINDA SCHWEITZER, LEXINGTON DIVISION. TO MONITOR TPC/TPPA'S GENERIC CONTRACT PERFORMANCE, D&K PROVIDES TPC/TPPA COPIES OF API PURCHASE ORDERS AND RECEIVERS. IN ADDITION, WE PROVIDE A DETAILED REPORT DOCUMENTING API'S FILL-RATE PERFORMANCE.


 c) DSD POLICY AND PROCEDURE: What is your procedure for stores deliveries? Include in your explanation, order cut-off time, delivery days, delivery times, Holiday scheduling, "emergency" orders, your policy on shelf life of products, storage requirements during transportation, "special order" items, etc. Attach a copy of your current Policy and Procedures. Delivery must be by 12:00 noon to all members.


       D&K RECOGNIZES AND UNDERSTANDS THE CRITICAL ROLL THAT CONSISTENT, TIMELY DELIVERING OF MERCHANDISE PLAYS IN A PHARMACY'S DAY-TO-DAY OPERATION. TO INSURE QUALITY DELIVERY SERVICE, WE CONSTANTLY MONITOR THE PERFORMANCE OF THE D&K DELIVERY FLEET AND OUR CONTRACT CARRIERS. ALL DELIVERIES ARE MADE BEFORE 12:00 NOON, THE NEXT BUSINESS DAY, MONDAY THROUGH FRIDAY. ORDER CUT-OFF TIME IS 6:30 PM. REFRIGERATED ITEMS ARE SENT IN COOLERS PACKED WITH FROZEN COLD PACKS TO INSURE ITEM TEMPERATURE INTEGRITY. HOLIDAY SHIPPING SCHEDULES ARE PUBLISHED AND DISTRIBUTED TO THE PHARMACIES WELL IN ADVANCE OF THE HOLIDAY TO ENSURE MINIMAL DISRUPTION TO THE ORDERING ROUTINE. PLEASE REFER TO EXHIBIT 1 FOR A LIST OF ALL APPROPRIATE PERSONNEL, ALONG WITH PAGER AND CELL PHONE NUMBERS. THESE NUMBERS MAY BE USED FOR LIFE-THREATENING EMERGENCY ORDERS ON WEEKENDS, HOLIDAYS OR AFTER HOURS. WEEKDAY EMERGENCY ORDERS WILL BE HANDLED WITH TOP PRIORITY AND SHIPPED EXPRESS OR AIRFREIGHT. D&K ALSO HAS IN PLACE AN EMERGENCY BACK-ORDER RELAY SYSTEM BETWEEN OUR FOUR DIVISIONS TO ACT AS A BACK UP MEASURE IN CASE ANY DIVISION IS OUT OF A PARTICULAR PRODUCT. D&K WILL HONOR ANY REQUEST FROM OUR CUSTOMERS TO STOCK AN ITEM. WE PREFER THAT CUSTOMERS GIVE US AN APPROXIMATE MONTHLY USAGE ON PRODUCT ADDITION REQUESTS TO ENSURE PROPER STOCKING LEVELS ARE ESTABLISHED. IT IS D&K'S POLICY TO SHIP PRODUCT WITH A MINIMUM OF SIX MONTHS SHELF LIFE REMAINING. THE EXCEPTIONS TO THIS POLICY WOULD BE BIO-TECHNOLOGY AND OTHER PRODUCTS THAT ARE ONLY AVAILABLE WITH SHORTER SHELF-LIFE.



       FOR YOUR CONVENIENCE A COPY OF OUR POLICY AND PROCEDURE MANUAL HAS BEEN SENT UNDER SEPARATE COVER.



D&K Healthcare Resources, Inc.                                          Proposal
July 15, 1999                                                        Page 4 of 8

d) PRICING: If your bid is based on one price for pharmaceuticals, will all pharmaceuticals including OTC's be sold at the same pricing? Must be one price for all members. No tiered pricing will be accepted. List all payment options for our members (i.e. credit terms). Does Rx trade name include pass through pricing?


       PHARMACEUTICALS AND OTC/HBA MERCHANDISE WILL BE INVOICED AT THE SAME PRICE, AND IN ADDITION, D&K AGREES TO INVOICE ALL MEMBER PHARMACIES AT THE SAME PRICE BASED UPON THE PAYMENT TERMS SELECTED. ALL MANUFACTURERS' PROMOTIONAL DISCOUNTS AND ALLOWANCES WILL BE PASSED THROUGH TO TPC/TPPA MEMBER PHARMACIES DURING THE MANUFACTURERS' PROMOTIONAL PERIODS. PLEASE REFER TO EXHIBIT 3 FOR D&K'S PROPOSED PRICING FOR TPC/TPPA.


e) RETURNS: What is your procedure for returning products? Attach a copy of your company's returns policy. Also, include answers for the following: (a) Some manufacturers require all returns to be processed through the wholesaler-even partials. Do you accept returns on these products? (i.e. Mead Johnson Nutritional) (b) Will there be a deduction taken on our credits for manufacturer credits processed through your accounting office? What is the turnaround on credits for manufacturer credits processed through your accounting office? What is the turnaround on credits? We prefer no more than one week.


       D&K USES RADIO FREQUENCY (RF) TECHNOLOGY TO EXPEDITE RETURN PROCESSING ON ALL IN HOUSE RETURNS. NORMAL RETURN MERCHANDISE WILL BE PROCESSED IN ONE WEEK AND WILL BE INCLUDED ON THE TPC/TPPA MEMBER PHARMACY'S CURRENT STATEMENT. WE FOLLOW ALL MANUFACTURERS' RETURNED GOODS POLICIES. IF A MANUFACTURER ONLY ACCEPTS PARTIAL RETURNS THROUGH A WHOLESALER, WE WILL ACCEPT THOSE RETURNS FOR CREDIT. WE ALSO OFFER THE SERVICES OF CAPITAL RETURNS TO HANDLE MERCHANDISE NOT RETURNABLE TO WHOLESALERS. CAPITAL RETURNS WILL ACCEPT MERCHANDISE OVER ONE YEAR OUT-OF-DATE, OUTDATED
       SCHEDULE II'S, PARTIAL BOTTLES, AND HAZARDOUS MATERIALS. D&K WILL CREDIT ALL RETURNS PROCESSED THROUGH CAPITAL RETURNS ON TPC/TPPA MEMBER PHARMACIES' STATEMENTS. D&K CHARGES 10% ON ALL OUTDATED OR NON-SALEABLE MERCHANDISE RETURNED FOR CREDIT. CREDITS FROM THE MANUFACTURER FOR DIRECT RETURNS ARE PASSED THROUGH TO THE CUSTOMER, WITHOUT ANY DEDUCTIONS, WITHIN ONE WEEK OF RECEIPT. PLEASE REFER TO EXHIBIT 4 FOR OUR COMPLETE RETURNED GOODS POLICY.


f)     List all fees for any services and programs you may offer.


       PLEASE REFER TO EXHIBIT 5 FOR A SUMMARY OF SERVICE AND PROGRAM FEES.



D&K Healthcare Resources, Inc.                                          Proposal
July 15, 1999                                                        Page 5 of 8

III. INVOICING

       Is your company capable of providing custom invoicing? If yes, are you capable of placing data such as customer-requested vendor numbers on invoices? Are you able to identify contract pricing on invoices? Are you capable of categorizing and separating invoices according to "control" products, "noncontrol" products and "supply" products? Do you offer customer price tags? What is the procedure for stocking new items for our members?


       D&K'S INVOICES ARE SEPARATED BY PRESCRIPTION, OTC/HBA, CONTROL PRODUCTS,
       SCHEDULE II'S, AND SUPPLIES. ALL DROP-SHIPPED ORDERS ARE BILLED ON D&K'S INVOICES, WITH A REFERENCE TO THE MANUFACTURER PO NUMBER FOR EASY REFERENCE. CONTRACT ITEMS ARE CODED ON THE INVOICE AS WELL AS ANY PRICE INCREASE OR DECREASE. D&K OFFERS MULTIPLE ENCODED PRICE STICKER FORMATS FOR BOTH RX AND OTC PRODUCTS. INFORMATION PROVIDED ON THE STICKER IS AWP, NET LANDED PRICE, QUANTITY PURCHASED, DATE PURCHASED, AND D&K'S ITEM NUMBER. PRICE STICKERS MAY BE CUSTOMIZED AND ENHANCED TO BETTER MEET THE NEEDS OF TPC/TPPA MEMBER PHARMACIES. D&K WILL HONOR REQUESTS FROM TPC/TPPA MEMBER PHARMACIES TO STOCK AN ITEM. WE PREFER THAT THE STORE PROVIDE US AN APPROXIMATE MONTHLY USAGE ON PRODUCT ADDITION REQUESTS TO ENSURE THAT PROPER STOCKING LEVELS ARE ESTABLISHED.

IV. REPORT DATA

       Explain what measures for reporting data (80/20, purchase histories, monthly dollars, etc.) are available. Include in your answer, forms used (i.e. electronic, on-line viewing, hard copy, etc.) and tools provided by the wholesaler (for example, hardware and software). What is the time frame for getting reports? How are "special request" reports handled? Any changes incurred for `special request" reports? Please provide a copy of your annual report.


       ONE OF D&K'S STRENGTHS IS ITS ABILITY TO PROVIDE CUSTOMIZED MANAGEMENT REPORTS TO MEET THE UNIQUE NEEDS OF OUR CUSTOMERS. WE RECOGNIZE THE VALUE OF INFORMATION AND HOW IMPORTANT IT IS TO ACCESS CRITICAL DATA IN A TIMELY AND ACCURATE MANNER. CUSTOMIZED REPORT REQUESTS ARE TYPICALLY PROCESSED AND AVAILABLE WITHIN TWO BUSINESS DAYS. D&K IS PRESENTLY SUPPLYING A NUMBER OF REPORTS DESIGNED TO TPC/TPPA'S SPECIFICATIONS. IN ADDITION, TPC/TPPA IS ALSO UTILIZING D&K'S RESOURCE HQ, A POWERFUL PC-BASED ONLINE REPORTING SYSTEM. THE INFORMATION IS UPDATED DAILY AS TPC/TPPA DIALS IN TO RECEIVE PURCHASE HISTORY REPORTS IDENTIFYING CONTRACT, NON-CONTRACT AND API GENERIC PURCHASES. D&K ALSO PROVIDES COPIES OF ALL REPORTS AT THE END OF EACH MONTH. PRINTED REPORTS ARE SENT DIRECTLY TO TPC/TPPA HEADQUARTERS WITH A COPY TO GLYNN WILLIAMS. ALL HARDWARE, SOFTWARE AND REPORTS ARE PROVIDED AT NO CHARGE. D&K IS ANXIOUS TO PROVIDE ADDITIONAL REPORTS IN THE DESIRED FORMAT, AS REQUESTED BY TPC/TPPA AND ITS MEMBER PHARMACIES. PLEASE REFER TO EXHIBIT 6 FOR D&K'S ANNUAL REPORT.




D&K Healthcare Resources, Inc.                                          Proposal
July 15, 1999                                                        Page 6 of 8

V. SUPPORTIVE MEASURES

       What supportive measures are available through your company? Include in your answer, measures regarding managers, meetings, store grand openings, promotional programs, merchandising support, personnel, amount of time it would take to convert stores to your company, etc. Provide number of location of houses available to service this contract.


       D&K BELIEVES IT IS IMPERATIVE THAT SEMI-ANNUAL BUSINESS REVIEW MEETINGS ARE HELD WITH THE MANAGEMENT OF BOTH TPC/TPPA AND D&K. THESE PARTNERSHIP-BUILDING SESSIONS OFFER BOTH PARTIES THE OPPORTUNITY TO MAXIMIZE THE ECONOMIC BENEFIT OF THE AGREEMENT AND TO ENSURE THE MUTUALLY AGREED UPON OBJECTIVES RECEIVE THE PROPER FOCUS IN BOTH ORGANIZATIONS. IN ADDITION TO THE SEMI-ANNUAL MEETING, D&K PROPOSES QUARTERLY MEETINGS BETWEEN TPC/TPPA'S REPRESENTATIVE, STEVE HATFIELD, AND D&K'S MANAGEMENT TEAM.


       D&K SERVICING DIVISION PERSONNEL WILL ATTEND STORE GRAND OPENINGS. D&K WILL ALSO PROVIDE A GRAND OPENING GIVE-AWAY PRIZE AS WELL AS SECURE AVAILABILITY OF NO-CHARGE PROMOTIONAL MERCHANDISE FROM OTC MANUFACTURERS. OPENING ORDERS WILL BE GIVEN ADDITIONAL DATING WITH NO PAYMENT DUE FOR THE FIRST 90 DAYS, THEN PAYMENTS OF 1/3 OF OPENING ORDER FOR THE NEXT THREE MONTHS. D&K ESTIMATES IT WILL TAKE 1-2 DAYS TO TAG A NEW MEMBER PHARMACY. RESETS AND REMODELS WOULD DEPEND UPON THE SIZE AND SCOPE OF THE PROJECT.

       PLEASE REFER TO EXHIBIT 7 FOR A COMPLETE LIST OF D&K'S PROMOTIONAL PROGRAMS.


       D&K REALIZES HOW CRUCIAL IT IS TO PROPERLY MERCHANDISE, ACCURATELY TAG AND EXPEDITIOUSLY COMPLETE THE STORE CONVERSION PROCESS. TO ACCOMMODATE THESE PROCEDURES, D&K HAS RECENTLY MORE THAN DOUBLED ITS MERCHANDISING STAFF AND HAS UPGRADED THE LAPTOP/PC-BASED SHELF LABELING SYSTEM, USED TO CONVERT NEW TPA/TPPC MEMBER PHARMACIES TO D&K. MED PLUS MERCHANDISER IS D&K'S CUSTOMIZED VERSION OF THE D.P. HAMACHER TEMPS PLAN-O-GRAM PROGRAM. IT IS DESIGNED TO D&K'S SPECIFICATIONS ENSURING THE REGIONAL NEEDS OF OUR CUSTOMERS ARE MET. D&K'S MERCHANDISERS ARE AVAILABLE FOR IN-STORE DEPARTMENT RESET ASSISTANCE, ALLOWING TPC/TPPA MEMBER PHARMACIES TO PLAN-O-GRAM THEIR FRONT-END DEPARTMENTS TO MAXIMIZE THIS HIGH MARGIN OPPORTUNITY. IN ADDITION, D&K PROVIDES A CHOICE OF THREE ZONE RETAIL PRICING OPTIONS. THERE IS NO CHARGE FOR STORE TAGGING OR STORE PLAN-O-GRAMS.


       D&K DIVISIONS ARE LOCATED IN MINNEAPOLIS, MINNESOTA, LEXINGTON, KENTUCKY, CAPE GIRARDEAU, MISSOURI, AND ABERDEEN, SOUTH DAKOTA.




D&K Healthcare Resources, Inc.                                          Proposal
July 15, 1999                                                        Page 7 of 8

VI. REPACKS

       Explain the type of repack program available through your company. Include in your explanation buying re-packs, lead-times, pricing issues, credits, returns and morgue products. Please provide your generic program including rebates.


       D&K IS PLEASED TO OFFER SAVPAK, ONE OF THE MOST EXTENSIVE REPACK PROGRAMS IN THE INDUSTRY. DISCOUNTS OF UP TO 5% ARE ROUTINELY AVAILABLE ON OVER 140 BRANDED PRODUCTS. REPACK ITEMS MAY BE AUTOMATICALLY SUBSTITUTED FOR BRANDED ITEMS.


VII. INTERNET CAPABILITIES

       What capabilities do you offer utilizing the Internet? List all available options of ordering systems.


       D&K, THROUGH OUR TYCON SUBSIDIARY, IS IN THE PROCESS OF CREATING AN INTERNET PHARMACY CAPABILITY FOR OUR CUSTOMERS. THIS WILL PERMIT TPC/TPPA MEMBER PHARMACIES TO PROTECT THEIR BUSINESSES FROM OTHER INTERNET PHARMACIES AND ALLOW THEM TO PARTICIPATE IN THIS EMERGING HEALTHCARE TREND. D&K WOULD WELCOME THE OPPORTUNITY TO HAVE TPC/TPPA AND ITS MEMBER PHARMACIES INVOLVED IN THE FINAL DEVELOPMENT OF THIS PROGRAM.


VIII. GENERICS

       What is your markup above dead net cost on generics inclusive of all manufacturer rebates and special prices?


       D&K WILL INVOICE NON-CONTRACT GENERIC PHARMACEUTICAL PRODUCTS BASED ON THE MANUFACTURER'S PUBLISHED WHOLESALER PRICE (WAC) IN EFFECT AT THE TIME OF DELIVERY. THE PRODUCTS WILL BE DISCOUNTED FROM WAC BY THE AMOUNT OF THE TPC/TPPA BUY-PLAN IN AFFECT AT THE TIME OF ORDERING. ALL DISCOUNTS AND ALLOWANCES WILL BE PASSED THROUGH TO TPC/TPPA MEMBER PHARMACIES DURING THE MANUFACTURERS' PROMOTIONAL PERIOD.


D&K Healthcare Resources, Inc.                                          Proposal
July 15, 1999                                                        Page 8 of 8

                                   SCHEDULE B*

*Confidential portion omitted and filed separately with the Commission.